EX-5.1


                 [Letterhead of Hofheimer Gartlir & Gross, LLP]

                                                                   July 26, 2001



Select Therapeutics Inc.
50 Cummings Park
Woburn, MA 01801

     Re: Select Therapeutics Inc.

Gentlemen:

     We have acted as securities counsel for Select Therapeutics Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the public resale by certain selling stockholders (the "Selling Stockholders") of (i) 5,254,137 shares of Common Stock of the Company, par value $.0001 per share ("Common Stock"), that are presently outstanding, (ii) 2,960,852 shares of Common Stock that may be issued upon the exercise of outstanding warrants (the "Warrant Shares"), and
(iii) 680,000 shares of Common Stock that may be issued upon the exercise of outstanding options (the "Option Shares").

     In connection with this opinion, we have examined originals, or copies certified to our satisfaction, of the restated certificate of incorporation of the Company, as amended, the minutes and other records of the proceedings of the Board of Directors and of the stockholders of the Company, and such other documents, corporate and public records, agreements, and certificates of officers of the Company and of public and other officials, and we have considered such questions of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on and subject to the foregoing, we hereby advise you that, in our opinion, (i) the outstanding shares of Common Stock to be sold by the Selling Stockholders pursuant to the Registration Statement have been duly authorized and validly issued, and are fully paid and nonassessable, (ii) the Warrant Shares, upon exercise of the warrants and payment of the exercise prices thereof to the Company in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable, and (iii) the Option Shares, upon exercise of the options and payment of the exercise prices thereof to the Company in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.



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     We hereby consent to the use and filing of this opinion in connection  with the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and in the related prospectus.

                                              Very truly yours,


                                              /s/ Hofheimer Gartlir & Gross, LLP




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